EXHIBIT 33
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[GRAPHIC OMITTED]
[LOGO - GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

                  Gilbert Laustsen Jung Associates Ltd.
                  Gilbert Laustsen Jung
                  Associates Ltd.   Petroleum Consultants
                  4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2
                                          (403) 266-9500    Fax (403) 262-1855



                        CONSENT OF INDEPENDENT ENGINEERS



We hereby consent to the use in this Registration Statement on Form 40-F of PrimeWest Energy Trust to the reference to our firm name and to the use of our reports dated January 1, 2001 and January 1, 2002 evaluating the crude oil, natural gas, natural gas liquids and sulphur reserves attributable to properties owned at those times by PrimeWest Energy Inc., PrimeWest Resources Ltd., PrimeWest Royalty Corp., PrimeWest Oil and Gas Corp., PrimeWest Energy Trust and Cypress Energy Inc.

                                   Yours very truly,

                                   GILBERT LAUSTSEN JUNG
                                   ASSOCIATES LTD.


                                   "ORIGINALLY SIGNED BY"


                                   /s/ Myron J. Hladyshevsky, P. Eng.
                                   --------------------------------------------
                                   Vice President




Calgary, Alberta
November 11, 2002